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                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                   FORM 8-K



                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



                                April 23, 1999
                       (Date of earliest event reported)




                         AMERICAN SAFETY RAZOR COMPANY
              (Exact Name of Registrant as Specified in Charter)


           Delaware                     0-21952                 54-1050207
 (State or other Jurisdiction  (Commission File Number)      (I.R.S. Employer
      of Incorporation)                                   Identification Number)

              P.O. Box 500,  Staunton, VA                       24402-0500
        (Address of Principal Executive Offices)                (Zip code)



               Registrant's telephone number, including area code:
                                 (540) 248-8000


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Items 1.  Change in Control of Registrant.

     On April 23, 1999, RSA Acquisition Corp. (the "Purchaser"), a wholly owned subsidiary of RSA Holdings Corp. of Delaware (the "Parent"), an affiliate of J.W. Childs Equity Partners II, L.P. ("JWCP"), completed its previously announced tender offer (the "Offer") for all the outstanding shares of common stock of American Safety Razor Company (the "Company") pursuant to the provisions of the Agreement and Plan of Merger, dated as of February 12, 1999 (as amended from time to time, the "Merger Agreement") among the Parent, the Purchaser and the Company.

     11,820,983 shares of common stock (or 97.6% of the voting securities of the Company) were purchased by Purchaser in the Offer and the remaining stock will be acquired at $14.20 per share in a merger (the "Merger") pursuant to the Merger Agreement which is expected to be completed within 60 days of the date hereof. The aggregate amount paid, and to be paid, to acquire all of the Company shares at $14.20 per share pursuant to the Offer and the Merger (together, the "Acquisition") and to pay the related fees and expenses incurred in connection with such transactions and the financings thereof is approximately $211.6 million. JWCP has indicated to the Company that the Acquisition is being financed by (i) approximately $90 million in equity investment contributions made by JWCP or its affiliates to the Parent (the "Equity Investment"), (ii) approximately $66.6 million of borrowings by the Company pursuant to a senior secured credit facility (the "New Credit Facility") with a group of financial institutions led by NationsBank, N.A., NationsBanc Montgomery Securities LLC and DLJ Capital Funding, Inc., which facility provides for aggregate commitments of up to $190 million, and (iii) approximately $55 million of unsecured, pay-in-kind subordinated debt issued by the Parent to JWCP or one of its affiliates (the "JWC Note").

     The New Credit Facility entered into on April 23, 1999 (the "Credit Closing") is a senior secured facility consisting of a $25 million revolving credit facility (the "Revolving Credit Facility") and a term loan facility of $165 million (the "Term Loan Facility"). The Term Loan Facility consists of a $65 million senior secured Tranche A Facility and a $100 million senior secured Tranche B Facility. The Purchaser was the initial borrower for drawings under the Term Loan Facility which were used to fund that portion of the cash consideration of the Offer not funded by the proceeds of the Equity Investment and the JWC Note. The Company, as the surviving corporation in the Merger, will be the borrower under the Term Loan Facility for drawings which are used to fund the repayment of certain existing indebtedness of the Company and the payment of fees and expenses incurred in connection with the Offer and Merger and any borrowings made under the Revolving Credit Facility. Upon consummation of the Merger, the Company will assume the Purchaser's obligations under the Term Loan Facility and $15 million of the JWC Note may be indirectly refinanced with the proceeds of additional drawings under the New Credit Facility. The Revolving Credit Facility will be available for

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working capital requirements and general corporate purposes and includes a sublimit for the issuance of standby and commercial letters of credit.

     The final maturity of the loans under the Tranche A Facility (the "Tranche A Term Loans") is April 23, 2005 with interim amortization commencing on the ninth month after the Credit Closing. The final maturity of the loans under the Tranche B Facility (the "Tranche B Term Loans," and together with the Tranche A Term Loans, the "Term Loans") will be April 23, 2007, with minimal amortization of the initial aggregate Tranche B Term Loan advances in each of the first six years, and the remainder amortized equally over the final two years. The Revolving Credit Facility will be available until April 23, 2005, and extensions of credit outstanding thereunder on such date will mature on such date. In the event that more than $20 million in principal amount of the Company's outstanding 9 7/8% Series B Senior Notes due 2005 (the "Senior Notes") remains outstanding after any payments for such Senior Notes required to be made by the Company under the Indenture governing such Notes, the maturity of the Term Loan Facility and the Revolving Credit Facility will automatically be changed to January 31, 2005.

     Mandatory prepayments of loans under the New Credit Facility will be required with (1) the proceeds of certain non-ordinary course asset sales and other dispositions of property, (2) 75% of excess cash flow, which will be reduced to 50% upon the achievement of certain minimum financial ratios and
(3) the proceeds of certain issuances of equity and debt securities, in each case subject to certain exceptions.

     With respect to the interest rates applicable to the New Credit Facility, the borrower has the option of choosing interest rates per annum equal to a margin (the "Applicable Margin") over either a domestic base rate or a "eurodollar" rate. Depending on the leverage test and a variety of other factors, (a) in the case of the Revolving Credit Facility and the Tranche A Term Loans, the Applicable Margin will fluctuate between 2.00% and 3.25% per annum in the case of eurodollar borrowings and 1.00% and 2.25% per annum in the case of base rate borrowings and (b) in the case of Tranche B Term Loans, the Applicable Margin will fluctuate between 3.25% and 3.75% per annum in the case of eurodollar borrowings and 2.25% and 2.75% in the case of base rate borrowings.

     Commencing on April 23, 1999, the borrower will pay a commitment fee on the unused portions of (1) the Revolving Credit Facility and the Tranche A Facility ranging from 0.375% to 0.500% per annum depending on a leverage test and a variety of other factors (calculated on a 360-day basis) and (2) the Tranche B Facility of 2.75% (calculated on a 360-day basis), in each case, such fee to be payable quarterly in arrears and on the date of termination or expiration of the commitments.



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     The borrower will pay letter of credit fees that are equal to the
Applicable Margin that would apply at such time to advances under the Revolving Credit Facility, for which the borrower chose a eurodollar-based rate of interest. In addition, the borrower will pay a fronting fee of 0.25% per annum to the issuer of letters of credit for its own account. Both the letter of credit fees and the fronting fees will be calculated on the amount available to be drawn under each outstanding letter of credit.

     The Company and each of the Parent, the Purchaser and, from and after the consummation of the Merger, each of the existing and future direct and indirect subsidiaries (with the exception of certain foreign subsidiaries) of the Parent (collectively, the "Guarantors") have granted and will grant the administrative agent and the various lenders under the New Credit Facility valid and perfected first priority liens and security interests in substantially all of their assets.

     JWCP has informed the Company that the JWC Note is unsecured, pay-in-kind subordinated debt issued by Parent to JWCP and is subordinated to the prior payment in full of all senior debt, including but not limited to the effective subordination of the JWC Note to the Company's Senior Notes and the New Credit Facility . The JWC Note bears interest at the rate of 12.5% per annum, paid in kind quarterly in arrears, with such interest to be computed on the basis of twelve 30-day months in a year of 360 days. The final maturity date for the JWC Note is December 31, 2007.

     On April 23, 1999, as contemplated by the Merger Agreement, eight out of nine directors (including two directors who were also officers of the Company) of the Company resigned. In turn, over the next week, six new directors were appointed by the Purchaser, all of which are affiliates of JWCP. In connection with the consummation of the Offer, individuals serving as the Company's Chief Executive Officer, President and Chief Operating Officer resigned.

     Pursuant to the terms of the Merger Agreement, subsequent to the consummation of the Offer, Parent is entitled to designate up to such number of directors, rounded up to the next whole number, to the Board of Directors of the Company as will give Parent representation on the Board of Directors proportionate to the Parent's and its affiliates' percentage ownership of the outstanding shares of common stock of the Company; provided that prior to the effective time of the Merger, the Board of Directors of the Company shall always have at least one member who is neither an officer, director, stockholder or designee of the Purchaser or any of its Affiliates (a "Purchaser Insider"). Pursuant to the terms of the Merger Agreement and prior to the consummation of the Merger, any amendment or termination of the Merger Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of Parent or the Purchaser or waiver of any of the Company's rights thereunder, or any other

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action taken by the Board of Directors of the Company in connection with the
Merger Agreement, will require the concurrence of a majority of the directors of the Company who are not Purchaser Insiders.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits.

     Exhibit 2.1 Agreement and Plan of Merger, dated as of February 12, 1999, by and among the Parent, the Purchaser and the Company, incorporated herein by reference to Exhibit (a)(1) to Schedule 14D-9, dated February 22, 1999.

     Exhibit 2.2 Amendment, dated as of April 8, 1999, to the Agreement and Plan of Merger, dated as of February 12, 1999, by and among the Parent, the Purchaser and the Company (incorporated herein by reference to Exhibit (a)(10) to Amendment No. 2 to Schedule 14D-9, dated April 13, 1999.

     Exhibit 2.3 Second Amendment, dated as of April 23, 1999, to the Agreement and Plan of Merger, dated as of February 12, 1999, by and among the Parent, the Purchaser and the Company (incorporated herein by reference to Exhibit 11(c)(4) to Amendment No.5 to Schedule 14D-1 of RSA Acquisition Corp., dated April 23, 1999.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     AMERICAN SAFETY RAZOR COMPANY



                                     By:  /s/ Thomas G. Kasvin
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                                     Name: Thomas G. Kasvin
                                     Title:  Chief Financial Officer

Dated:  May 7, 1999




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